Exhibit 99.2

Powerpoint presentation presented to employees of August Technology Corporation on January 21, 2005.

Additional Information and Where to Find It

Nanometrics Incorporated, August Technology Corporation and Minor League Merger Corporation (which will be renamed by Nanometrics Incorporated and August Technology Corporation in connection with the proposed merger) intend to file a joint proxy statement/prospectus in connection with the merger transaction involving Nanometrics Incorporated, Major League Merger Corporation (a subsidiary of Nanometrics formed in connection with the proposed merger), Minor League Merger Corporation and August Technology Corporation.  Investors and security holders are urged to read the joint proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information about the transaction. The joint proxy statement/prospectus will be filed with the Securities and Exchange Commission by Nanometrics Incorporated and August Technology Corporation and security holders may obtain a free copy of the joint proxy statement/prospectus (when it is available) and other documents filed by Nanometrics Incorporated and August Technology Corporation with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at http://www.sec/gov. The joint proxy statement/prospectus and these other documents may also be obtained for free from Nanometrics Incorporated or August Technology Corporation investor relations at investors@nanometrics.com and invest@augusttech.com, respectively.

August Technology Corporation and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of August Technology Corporation and Nanometrics Incorporated with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors is included in August Technology Corporation’s Proxy Statement for its 2003 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on March 11, 2004. This document is available free of charge at the Securities and Exchange Commission’s web site at http://www.sec.gov and from August Technology Corporation investor relations at invest@augusttech.com.

Nanometrics Incorporated and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of August Technology Corporation and Nanometrics Incorporated with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors is included in Nanometrics Incorporated’s Proxy Statement for its 2003 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 23, 2004. This document is available free of charge at the Securities and Exchange Commission’s web site at http://www.sec.gov and from Nanometrics Incorporated investor relations at investors@nanometrics.com.

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The Opportunity

NEED:		PROBLEM:
Optimization	The	Complex Processes
• Accelerate time to market	Microelectronic	• Continually changing
• Lower manufacturing cost	Device	• Many steps & variables
• Improve performance	Manufacturer's	• Microscopic
Challenge

SOLUTION:
Information through
Product Characterization
1. Inspection & Metrology
2. Test
3. Data management & analysis

Two well run companies joining forces

Complementary products and
technologies

A strengthened ability to better serve
our customers

Where We Play:  Semiconductor Process

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Our Technologies

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